EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-102486) and in the Registration Statement (Form S-8 No. 333-107087) pertaining to the 2003 Incentive Stock Plan and in the Registration Statement (Form S-8 No. 33-47003, 33-92376, 333-43781, 333-59709, 333-80261, 333-41242 and 333-65172) pertaining to the 1990 Stock Plan and in Registration Statements (Form S-8 Nos. 33-75372, 33-92374 and 333-41240) pertaining to the Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-83062) pertaining to Warrants issued to Directors and the Registration Statement (Form S-8 No. 333-97513) pertaining to the increase in shares authorized of Insignia Systems, Inc. of our report dated January 31, 2003, with respect to the financial statements and schedule of Insignia Systems, Inc. for the years ended December 31, 2002 and 2001 included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                                                      /s/   Ernst & Young LLP

Minneapolis, Minnesota
March 29, 2004